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                                                                    Exhibit 99.2



                           PITTSBURGH FINANCIAL CORP.
                              1001 VILLAGE RUN ROAD
                           WEXFORD, PENNSYLVANIA 15090

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ___________, 2003

         The undersigned hereby appoints __________ and __________, or either of them, proxies and attorneys-in-fact for the undersigned, each with full power of substitution, hereby revoking any proxy or proxies heretofore given by the undersigned, and authorizes them to vote all the shares of common stock of Pittsburgh Financial Corp. (the "Company") that the undersigned may be entitled to vote at the special meeting of shareholders of the Company, and at all adjournments or postponements thereof, as follows:

1. To approve the Agreement and Plan of Merger dated August 8, 2003 among First Commonwealth Financial Corporation, First Commonwealth Bank, the Company and Pittsburgh Savings Bank, and to approve the merger of the Company with and into First Commonwealth Financial Corporation.

                  [ ]    FOR            [ ]    AGAINST           [ ]    ABSTAIN

2. To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

                  [ ]    FOR            [ ]    AGAINST           [ ]    ABSTAIN

3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                   (continued and to be signed on the reverse side)





THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.


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                                    Your signature should appear exactly as your
                                    name appears in the space at the left. For joint accounts, all owners should sign. When signing in a fiduciary or representative capacity, please give your full title as such.

                                    Date: __________________, 2003

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD TODAY USING THE ENCLOSED PRE-PAID ENVELOPE.